EXHIBIT 10.15

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                           NON-CONFIDENTIAL EXHIBIT A

                            PRODUCT COLLABORATION AND
                         DEVELOPMENT SERVICES AGREEMENT

         This Product Collaboration and Development Services Agreement dated as of November 18, 1999 (the "Agreement"), is entered into by and among IVAX CORPORATION, a Florida corporation having an office at 4400 Biscayne Boulevard, Miami, Florida 33137, NORTON HEALTHCARE LTD. ("NHL"), an English limited company having an address at Albert Basin, 1 Royal Docks, London E16 2QJ, BAKER NORTON INTERNATIONAL GmbH ("BNI"), a Swiss limited company, having an address in care of Invico Capital Corporation AG, Kirchgasse 24, P.O. Box 4754, 8022 Zurich, Switzerland, and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation having an address at P.O. Box 4000, Rte 206 and Province Line Road, Princeton, New Jersey 08543-4000("BMS").

                                    RECITALS

1. The parties have been in discussion as to areas of possible collaboration in the fields of inhalation technology and of oncology as well as other areas of mutual interest, and BMS recognises that IVAX Corporation, NHL and BNI have relevant skills, competence and expertise related to the formulation and development of products for delivery by inhalation and devices related thereto. BMS is interested in engaging IVAX Corporation and its Affiliates to perform development work with regard to certain proprietary compounds of BMS (the "Services"), and IVAX Corporation and its Affiliates are willing to perform such Services and to collaborate with BMS with respect to the development of certain pharmaceutical formulations or delivery systems having potentially beneficial therapeutic use in the treatment of disease.

2. IVAX Corporation and/or its indirect wholly owned subsidiary BNI has proprietary technology pertaining to a system for oral administration of paclitaxel (the "Oral Delivery System") for which it has filed patent applications and obtained patents throughout the world, which it is willing to make available to BMS to assess its practical use and application and to grant BMS an option to take a licence for its commercial exploitation.

3. BMS is the holder of marketing authorisations for the anti-cancer agent TAXOL paclitaxel ("TAXOL"), inter alia, in all countries of the European Union ("EU") based upon an application under E.C. Directive 87/22 pursuant to which procedure the first authorisation for TAXOL within the EU was granted in The Netherlands on September 20th 1993, indicated for the treatment of first and second line ovarian cancer, treatment of second line breast cancer and treatment of

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         non small cell lung cancer. By virtue of EC Directive 65/65, as amended, the data submitted by BMS in support of such marketing authorisations is subject to protection for a period of ten years from the date of first authorisation in the EU.

4. IVAX Corporation through NHL has applied for a marketing authorisation in the EU for its injectable formulation of paclitaxel marketed under the trademark PAXENE, which application was approved by the European Medicines Evaluation Agency pursuant to the procedure under Regulation
         (EC) No. 2309/93 on July 19th, 1999 for the limited indication of AIDS-related kaposi's sarcoma after failure of prior liposomal anthracycline therapy (the "PAXENE Authorisation"). The data submitted in support of the PAXENE Authorisation is likewise subject to protection for a period of ten years from the date of authorisation.

5. Recognising that the market for PAXENE in respect of its limited indication is small whilst that for treatment of those conditions for which TAXOL is indicated is substantial, and that there exists a potential for the use of PAXENE outside its indicated use, the parties are in dispute as to the acceptable manner in which IVAX Corporation, its Affiliates or other appointed representatives may promote PAXENE and as to the likelihood that the promotion of PAXENE could be perceived as implying that it has been approved for uses for which TAXOL is indicated but for which PAXENE is not so indicated, in evidence whereof BMS has filed suit and obtained an injunction against the prospective IVAX appointed representative in Germany.

6. In conjunction with the parties' desire to collaborate in the development of new products, pharmaceutical formulations or delivery systems, and having regard to their respective interests in the field of oncology and specifically in relation to the active ingredient paclitaxel, the parties are desirous (a) of seeking to avoid issues as to the medical appropriateness of PAXENE being prescribed for uses outside its approved indication in HIV patients in accordance with the limited indications approved by the EMEA, and (b) of avoiding any adverse consequences of any confusion amongst patients and physicians as to the proper use of the respective products that might arise from PAXENE being made available to patients not suffering from the condition for which its use is indicated; and (c) of clarifying their respective rights and interests in relation respectively to TAXOL and PAXENE so as to avoid any inadvertent encroachment or infringement by either in respect of the proprietary rights of the other whilst exercising fully their respective rights where to do so would not impinge upon the legitimate rights and interests of the other; and (d) of avoiding the requirement for BMS to continually monitor the activities of IVAX or its Affiliates or other appointed representatives in the promotion and sale of PAXENE and its use outside the approved indication; and (e) of eliminating the costs and expenses in both time and money likely to be incurred by both parties if they or their Affiliates or other appointed

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         representatives are engaged in frequent or repetitive litigation concerning the promotion and use of PAXENE, all to the ultimate detriment of patients.

                                    AGREEMENT

         In consideration of the Recitals and the mutual promises contained in this Agreement, IVAX and BMS agree as set forth below.

                                    ARTICLE I
                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, certain terms are defined in Attachment 2. Whenever a capitalised term is used, it is intended to have the meaning stated in Attachment 2.

                                   ARTICLE II
                               PRODUCT DEVELOPMENT

2.1 DEVELOPMENT PLAN. Forthwith on receipt from BMS of the initial sum due pursuant to Article VIII hereof, the parties will meet to agree upon a Development Plan and Budget and will thereafter use all reasonable efforts and due diligence to finalise the Development Plan and Budget. The Development Plan will include an initial feasibility study for a product containing one of the Active Ingredients, as determined by BMS, (the "First Product") with defined endpoints and performance criteria, and a target product profile for the First Product. Upon successful completion of the feasibility study, the parties will again meet to complete the details of the Development Plan, including a time and responsibility schedule for the remainder of the development work and Budget therefor. Under the Development Plan IVAX will have primary responsibility for formulation and preclinical testing of the First Product, and BMS will have primary responsibility for conducting clinical trials. During this process, BMS will supply to IVAX such of BMS's Technical Information concerning the Active Ingredient of the First Product that will be needed by IVAX to conduct the development work hereunder, and IVAX will supply to BMS such of IVAX's Technical Information that will be needed by BMS for assisting in the development work and for conducting clinical trials of the First Product t.

2.2 SUBSEQUENT DEVELOPMENT PROJECT. Upon successful completion or termination of the initial development project under Section 2.1, if BMS desires to proceed to develop the second Active Ingredient, the parties will again meet to agree upon the criteria for a feasibility study and will agree upon a Development Plan and Budget and a target product profile for a product containing the second Active

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* Portions of this document have been omitted pursuant to a request for
  Confidential Treatment and filed separately with the Commission.

         Ingredient (the "Second Product"). For purposes of this Agreement, the term "Development Plan" refers to the development plans for both the First Product and the Second Product, and the term "Product" refers to either or both of the First Product and the Second Product, as the context may indicate.

2.3      CONDUCT OF DEVELOPMENT.


         (a) IVAX will provide all personnel, facilities and resources necessary to perform the feasibility, formulation and preclinical testing phases of the development work and will conduct these activities in accordance with current good laboratory practices and current good manufacturing practices and in compliance with all applicable laws and regulations.

         (b) BMS will provide all personnel, facilities and resources necessary to conduct clinical trials of the Product and will conduct these activities in accordance with good laboratory practices and in compliance with all applicable laws and regulations.

         (c) During the course of the development work, each party will keep the other informed of its progress in the conduct of the development, and will make appropriate personnel available to discuss the development work at mutually agreeable times upon either party's reasonable request.

         (d) During the course of the development work, BMS will provide * such quantities of the Active Ingredient as IVAX may reasonably request for use in developing the Product, and all costs of manufacturing clinical trial supplies of Product and placebo will be borne by BMS.

2.4 TECHNICAL INFORMATION. IVAX shall supply to BMS such Technical Information as it may generate or that becomes available to it during the continuance of this Agreement and that may be necessary in registering the Product or improvements, modifications or adaptations thereto. BMS shall supply to IVAX such Technical information as it may generate or that becomes available to it during the continuance of this Agreement, and that may be necessary in developing or manufacturing the Product or improvements, modifications or adaptations thereto. Neither party shall be obliged to supply to the other party any Technical Information other than that referred to above. The parties do not envisage that BMS will need to supply to IVAX any Technical Information relating to its manufacturing processes for the Active Ingredient except to the extent necessary in formulating or testing the Product. IVAX may use Technical Information concerning the Device for any purposes whatsoever but may use any Technical Information concerning the Active Ingredient only for the purposes of developing or manufacturing the Product or improvements, modifications or adaptations thereto.

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* Portions of this document have been omitted pursuant to a request for
  Confidential Treatment and filed separately with the Commission.

2.5.     *

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

3.1 SUPPLY AND MANUFACTURING AGREEMENT. During the development process, provided that BMS shall determine that the results of the feasibility study are favourable, the parties will negotiate in order to enter into an agreement or agreements under which BMS will purchase its requirements of the Devices and, at BMS's option, of the finished Product, from the appropriate IVAX Affiliate, and IVAX will agree to supply to BMS the Devices for use in the Product and/or to manufacture the Product for BMS. Such agreement or agreements (i) shall be on terms and conditions customary in the pharmaceutical industry for comparable drug delivery technology and pharmaceutical products, including those factors referred to in Section 12.2(a), (ii) may, at BMS's option, include a license to use the "Easi-Breathe" trademark in connection with the Product(s) and (iii) shall incorporate such provisions of this Agreement and such other provisions as reasonably and properly required to permit the registration, distribution, marketing and sale of the Product in the countries of Territory A under the Patent Rights and/or IVAX's Technical Information pertaining to the Product for a term expiring on the date of the last to expire of the Patent Rights.

3.2 DISTRIBUTION RIGHTS. IVAX grants to BMS, in consideration of BMS's contribution of financial and technical resources to the development of the Products, the non-exclusive right, and any necessary non-exclusive license under the Patent Rights and the Technical Information, to register, distribute, market and sell the Products in Territory A.

3.3 LIMITATIONS ON RIGHTS. BMS shall have no other rights to use or refer to IVAX's Technical Information and shall have no right whatsoever under the Patent Rights or under the Technical Information, other than the right to commercialise the Product as set forth in Section 3.2.

3.4 RIGHTS RETAINED. IVAX shall not be restricted in any way from granting licenses or distributorships for devices embodying any invention claimed in the Patent Rights (including devices having the same form as the Device) for use with products containing active ingredients (including the Active Ingredients, subject to any BMS patent or other intellectual property rights relating thereto) for the treatment of any medical condition, including, but not limited to, respiratory diseases and other conditions for which the Products are indicated.

3.5 NO LICENSE TO IVAX. Nothing herein shall be construed as giving IVAX any license under any patent rights owned by BMS relating to the Active Ingredients,

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         except the right to manufacture Products containing the Active
         Ingredients and to supply them on an exclusive basis to BMS.

                                   ARTICLE IV
                               REGULATORY MATTERS

4.1      BMS UNDERTAKINGS.

         (a) Subject to successful completion of the development of a Product and conduct of clinical trials, BMS shall use reasonable commercial efforts and the appropriate method to obtain, as soon as reasonably possible, registrations of the Product with the health authorities or other competent authorities in the Principal Territories.

         (b) BMS shall furnish IVAX every six months with a report on the progress of registration of the Product in the Territory A.

         (c) Upon obtaining requisite government and health authority approval, including pricing and reimbursement approval if necessary, in any country of Territory A upon terms acceptable to BMS, BMS shall introduce the Product as soon as practicable in that country, provided that this is commercially viable in the circumstances of the particular country, and shall thereafter market, distribute and sell the Product in that country using efforts and resources equivalent to those normally used by large pharmaceutical companies selling products of the same commercial significance in the same markets.

         (d) BMS undertakes not to do anything that would breach the terms of the health registrations for the Device or the Product in Territory A, and to ensure that clinical recommendations for the Device and Product made by it, its distributors and its and their customers are strictly in accordance with such health registrations, to the extent that any such breach or non-compliance would or might reasonably be expected to have an adverse impact upon or otherwise be to the detriment of the Device or of IVAX.

         (e) Notwithstanding any other provision of this Agreement, BMS reserves the right in its sole discretion to discontinue the development or marketing of any Product, to license any Product to a third party or to third parties, or to copromote or comarket any Product with a third party or third parties.

4.2 IVAX UNDERTAKINGS. IVAX shall not be obliged to provide any Technical Information in support of the Product registrations beyond that which it may have available from time to time and shall not be obliged to generate information or carry out any work other than that contemplated under the Development Plan.

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* Portions of this document have been omitted pursuant to a request for
  Confidential Treatment and filed separately with the Commission.

         However IVAX will assist BMS by providing advice and consultation in the event that BMS has problems in registering the Product in the Principal Territories.

                                    ARTICLE V
                              PATENTS AND COPYRIGHT

5.1 OWNERSHIP OF INVENTIONS. Rights to all inventions, discoveries, improvements, modifications or adaptations affecting solely the Device that are made by either party during the Term shall belong to IVAX, and BMS shall have the non-exclusive right to use the same in any country of Territory A * for the duration of this Agreement and any agreement entered into pursuant to Sections 3.1 or 8.7. Rights to all inventions, discoveries, improvements, modifications or adaptations affecting solely the Active Ingredients or the Product that are made by BMS during the Term shall belong to BMS, provided that in respect of any such discovery, improvement, modification or adaptation affecting the Device results in the grant of patent rights in respect thereof to BMS, IVAX shall be entitled to a non-exclusive * licence thereunder for the duration of this Agreement and of any agreement entered into between the parties either pursuant to Article 8.7. or pursuant to the provisions of Article III, whichever shall be longer. In the event that such term should expire prior to the expiration of the relevant BMS patent to which such licence relates, IVAX shall be entitled to call for an ongoing non-exclusive * licence. Rights to all inventions, discoveries, improvements, modifications or adaptations affecting the Product or affecting solely the Active Ingredients that are made by IVAX during the Term shall belong to IVAX, provided that in respect of any such discovery, improvement, modification or adaptation affecting solely the Active Ingredients results in the grant of patent rights in respect thereof to IVAX, BMS shall be entitled to an exclusive * licence thereunder for the duration of this Agreement and of any agreement entered into between the parties either pursuant to Section
         8.7. or pursuant to the provisions of Article III, whichever shall be longer. In the event that such term should expire prior to the expiration of the relevant IVAX patent to which such licence relates, BMS shall be entitled to call for an ongoing exclusive licence *. In relation to any other discovery, improvement, modification or adaptation affecting either the Product or the Active Ingredients BMS shall have the exclusive right to market, register and distribute the Product in any country of Territory A for the duration of this Agreement, subject to the payment provisions provided in this Agreement and the supply and manufacturing agreements to be entered into subsequently.

5.2 PROSECUTION OF PENDING APPLICATIONS. IVAX shall at its own cost diligently prosecute to grant all subsisting patent applications within the Patent Rights in the Principal Territories and shall maintain all patents within the Patent Rights in force for the full terms thereof. IVAX gives no warranty that the said patent applications will proceed to grant, and any payments made by BMS hereunder shall not be repayable in the event that patents are not granted.

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5.3      FILING OF NEW APPLICATIONS. Where either party develops or acquires an improvement, modification or adaptation affecting the Product (other than information relating solely to the Device or the Active Ingredient), it shall promptly notify the other, and neither party shall publish the same or do anything that might prejudice the validity of any patent application that might subsequently be filed with respect to such improvement, modification or adaptation. In the event that BMS considers that it is desirable to make further patent applications in the Principal Territories with respect to improvements, modifications or adaptations affecting the Product made by either party, it shall notify IVAX of its decision within sixty (60) days of giving or receiving the disclosure, and IVAX shall diligently prepare and prosecute such applications, in detailed consultation with BMS, the cost thereof to be borne by BMS. In the event that BMS elects not to make any patent application, or if it has not advised IVAX of its desire to make a patent application within sixty (60) days of giving or receiving the disclosure, and if IVAX considers that it is desirable to make any such patent application, IVAX shall prepare and prosecute such application and shall bear the cost thereof. In either case, BMS shall cooperate as needed in the patent prosecution and shall make its personnel available at no cost to IVAX. Any such further patent applications shall be included within the term "Patent Rights" hereunder. If neither party elects to file a patent application within ninety (90) days after a disclosure is made, or, if either party elects to file a patent application, after the patent application has been filed, the disclosing party may proceed to publish information regarding its improvement, modification or adaptation, provided that the other party is given a copy of the proposed publication and allowed to remove therefrom any of its Technical Information.

5.4 DEFENCE OF PATENT RIGHTS. In the event of opposition or challenge by any third party to any of the Patent Rights, IVAX shall take reasonable steps to defend the Patent Rights and shall keep BMS fully informed of the action taken by it, provided that IVAX shall not be obliged to undertake any action which, in its opinion, is not commercially justified. IVAX shall notify BMS if, in its opinion, it is not commercially justified to defend the Patent Rights, and in such event, BMS shall have the right to defend the Patent Rights itself in consultation with and on terms agreed by IVAX and shall keep IVAX fully informed of the actions taken by it. Notwithstanding any action by BMS hereunder, IVAX shall have the right to take subsequent action itself to defend the Patent Rights. The proceeds of any action against any third party pursuant to this Section 5.4 shall belong to the party taking action against such third party.

5.5 CLAIMS OF INFRINGEMENT. To the best of IVAX's knowledge and belief the exercise of the rights granted or to be granted to BMS hereunder will not result in the infringement of valid patents of third parties. Subject thereto, IVAX gives no warranty in this respect and does not give BMS any indemnity against costs, damages, expenses or royalties arising out of proceedings brought against BMS or

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         any distributor or customer of BMS by any third party. Should BMS be sued for infringement of any patent or patents of the third party by reason of its use or sale of the Device or Product, IVAX shall on request assist BMS in its defence to such action to the extent that in all the circumstances it is reasonable to do so but shall otherwise be under no obligations in respect thereof. All costs of any such action shall be borne by BMS, to whom shall belong all sums that may be recovered from the third party. BMS shall not oppose, and shall take steps to permit, intervention by IVAX in any such proceedings at IVAX's cost if IVAX believes that its intervention is necessary to protect the Patent Rights or any other rights of IVAX.

5.6 TERMINATION. On termination or expiration of this Agreement, BMS shall have no further right to use or refer to the Technical Information or the Patent Rights, and BMS shall transfer to IVAX all documentation embodying or referring to the Technical Information; provided, however, that this provision will not prevent any continued rights therein that may be granted to BMS under an agreement entered into pursuant to
         Section 3.1 or 8.7.

5.7 COPYRIGHT. IVAX owns all copyrights pertaining to the Device, and BMS acquires no right or interest in or to such copyrights under this Agreement.

                                   ARTICLE VI
                   OPTION FOR LICENCE TO ORAL DELIVERY SYSTEM

6.1. OPTION FOR LICENSE TO ORAL DELIVERY SYSTEM. IVAX will cause BNI to grant to BMS an option giving BMS the exclusive right to negotiate for a license to the Oral Delivery System in accordance with the terms of the Licence Option Agreement attached hereto as in Attachment 5 (the "Option Agreement").

                                   ARTICLE VII
                        UNDERTAKINGS REGARDING PACLITAXEL

7.1 PROPER PROMOTION OF PAXENE. In recognising the rights of BMS as more particularly detailed in Recital 4 to this Agreement, IVAX maintains its right and entitlement (which BMS acknowledges) to use all commercially reasonable efforts to market, distribute and sell PAXENE for the Indicated Use in the European Union under the PAXENE Authorisation and under any additional marketing authorisations that it may receive in Territory B to market, distribute and sell PAXENE for the Indicated Use, whilst avoiding the marketing and/or sale of PAXENE by IVAX, its Affiliates or other appointed representatives for any use or indication for which it is not appropriately authorised and in respect of which TAXOL is approved in these countries and which would, directly or indirectly, impinge upon the BMS data protection rights.

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7.2      PROPER PROMOTION OF TAXOL. In recognising the rights of IVAX as more particularly detailed in Recital 4 to this Agreement, BMS likewise acknowledges the need to avoid the marketing and/or sale of TAXOL by BMS, its Affiliates or other appointed representatives for any use or indication for which it is not appropriately authorised and in respect of which PAXENE is approved in Territory B and which would, directly or indirectly impinge upon the IVAX data protection rights.

7.3 AVAILABILITY OF PAXENE. Without prejudice to the foregoing, IVAX agrees to use its best efforts to ensure the availability of PAXENE to all patients suffering from advanced AIDS-related kaposi's sarcoma who have failed prior liposomal anthracycline therapy and to patients suffering from any other disease or condition for which it may subsequently be approved.

7.4 AVAILABILITY OF TAXOL. Without prejudice to the foregoing, BMS agrees to use its best efforts to ensure the availability of TAXOL to all patients suffering from conditions or diseases for which it is indicated and to patients suffering from any other disease or condition for which it may subsequently be approved.

7.5 ADDITIONAL INDICATIONS. Without prejudice to the foregoing, it is expressly agreed by and between the parties that this Agreement shall not preclude either party from seeking to expand the indications of their respective paclitaxel products in respect of any overlapping or other indications. Each of the parties confirm their commitment to ongoing research and the conduct of clinical trials to make available all necessary information and data to support applications to the responsible Authorities to secure the approval for the marketing and sale of their respective products for such additional indications including by IVAX in respect of breast, ovarian and non-small cell lung cancer and, for the avoidance of any doubt which might otherwise arise, the provisions of Sections 7.1 and 7.2 above shall not preclude either party from conducting clinical trials in relation to those areas of treatment for which the product of the other is indicated for use.

7.6 ADDITIONAL INDICATIONS. In the event that during the term of this Agreement relevant to this Article VII, the PAXENE Authorisation shall be amended to include any additional indication other than one for which TAXOL is indicated, the definition of Indicated Use shall be amended accordingly, and the terms of this Article and of the Agreement shall apply to the sale and supply of PAXENE for such revised Indicated Use, and the parties shall negotiate in good faith as to the terms applicable thereto pursuant to Section 8.6 (b) and as to the appropriate market therefor.

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* Portions of this document have been omitted pursuant to a request for
  Confidential Treatment and filed separately with the Commission.

                                  ARTICLE VIII
                         TERM, TERMINATION AND PAYMENTS

8.1 DURATION. This Agreement shall become effective on the date hereof and shall continue in effect for a period expiring on November 15, 2002 provided that (a) the duration of the Option for Licence of the Oral Delivery System shall be for a term of 6 months only expiring May 15, 2000 and (b) the duration of the obligations accepted by the parties under Article VII shall be for a term expiring on November 15, 2001. Notwithstanding the foregoing, BMS may, at its option, extend the obligations of the parties under Article VII for the third year of the Agreement. If BMS shall wish to exercise such right, BMS shall so advise IVAX by written notice to IVAX given not later than May 15, 2001. BMS shall notify IVAX in any event prior to the said May 15, 2001 whether it does or does not intend to exercise such option.

8.2. In consideration for the rights granted to BMS for the first and second years of the Agreement under Articles III and VI, and the obligations accepted by IVAX under Articles II and VII, BMS shall pay IVAX the following amounts, without deduction or credit for the amount paid under the letter agreement dated August 24, 1999, which letter agreement is hereby amended accordingly:

                                                         *

8.3.     (a)      In consideration of the rights granted to BMS for the third year of the Agreement under Article III and the obligations accepted by IVAX under the provisions of Article II, if BMS does not extend the Agreement in accordance with Section 8.1, BMS shall pay to IVAX on May 15, 2001, the sum of *

         (b) In the event, however, that BMS elects to extend the Agreement in accordance with Section 8.1, BMS shall pay to IVAX on the fifteenth day of November 2001 the sum of *

8.4. CURRENCY AND BUSINESS DAYS. All payments under Sections 8.2 and 8.3 will be made in US dollars. Any payment falling due on a day which is a weekend or holiday shall be paid on the next succeeding business day thereafter.

8.5. TERMINATION BY EITHER PARTY. This Agreement may be terminated by either party upon written notice to the other party before its set term:

         (a) immediately in the case of bankruptcy, insolvency, application for suspension of payments, dissolution or liquidation of the other party;

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* Portions of this document have been omitted pursuant to a request for
  Confidential Treatment and filed separately with the Commission; approximately 3 pages omitted.

         (b) in the event the other party fails to comply with any provision of this Agreement in any material way and does not remedy the breach within ninety days after having been notified by the other party; and

8.6.     TERMINATION BY BMS.

              *


8.7. CONTINUATION OF PRODUCT DEVELOPMENT. If upon expiration of the Term of this Agreement the development of the Product under the provisions of Articles II and III hereof shall be incomplete and BMS shall notify IVAX that it desires the development arrangements to continue, the parties shall enter into such new or further Agreement to provide therefor upon the same or essentially similar terms as the relevant terms hereof (including specifically but not limited to the provisions of Articles II, III, IV and V of this Agreement) but upon the basis that the rights granted to BMS under Article III and obligations accepted by IVAX under the provision of Articles II and III are fully paid up by virtue of the payments made by BMS hereunder, but in all respects subject to ongoing payment by BMS of the agreed developments costs and to the financial terms of the manufacturing and supply agreements entered or to be entered into between the parties pursuant to the provisions of Article III.

8.8. SURVIVAL. Termination of this Agreement for any reason, or the invalidity or partial invalidity hereof, shall not bring to an end the obligations under Articles 8.7, 8.9, X and XI, and in view of the survival of these obligations, the parties will work together to agree upon an alternative means to accomplish their commercial objectives as nearly as possible, notwithstanding the invalidity, partial invalidity or termination of this Agreement.

8.9. RETURN OF DATA. Subject to the provisions of Section 8.7. above, on termination of this Agreement for any reason, (a) IVAX will promptly return to BMS all documents and data of any kind relating to the Active Ingredient within the custody or control of IVAX, (b) BMS will promptly return to IVAX all documents and data of any kind relating to the Device within the custody or control of BMS, and c) BMS will pay to IVAX all payments accrued hereunder prior to the effective date of termination and permit IVAX to keep all payments previously received (except as provided in Section 8.6 (e)).

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

9.1      IVAX REPRESENTATIONS AND WARRANTIES. IVAX represents and warrants to
         BMS that

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission; approximately 3 pages omitted.

         (a) This Agreement has been approved by all requisite corporate action and that it constitutes the valid and binding agreement of IVAX and of each of its Affiliates that is a party hereto; and

         (b) It will obtain and maintain all necessary permits, registrations and licenses required to develop the Product under this Agreement.

9.2 BMS REPRESENTATIONS AND WARRANTIES. BMS represents and warrants to IVAX that


         (a) This Agreement has been approved by all requisite corporate action and that it constitutes the valid and binding agreement of BMS; and

         (b) It will obtain and maintain all necessary permits, registrations and licenses required to supply the Active Ingredient and conduct clinical trials of the Product under this Agreement.

9.3 COMPLIANCE WITH LAWS. IVAX and BMS will each obtain and maintain all necessary permits, registrations and licenses required to perform their respective obligations under this Agreement. BMS will comply with all laws, rules and regulations in effect from time to time applicable to the registration, marketing, distribution and sale of the Product or any other activities to be performed by BMS hereunder.

9.4      *

                                    ARTICLE X
                                 CONFIDENTIALITY

10.1 OBLIGATION OF CONFIDENTIALITY. Each party agrees to maintain secret and confidential all Technical Information obtained from the other both pursuant to this Agreement and prior to and in contemplation of it and all other information that it may acquire from the other in the course of this Agreement, to respect the other's proprietary rights therein, to use the same exclusively for the purposes of this Agreement, and to disclose the same only to those of its employees, contractors and distributors pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purpose of this Agreement and to the health authorities in Territory A insofar as this is necessary or desirable in order to obtain registration of the Product with such health authorities.

10.2 EXCLUSIONS. The foregoing obligations of Section 10.1 above shall not apply to Technical Information or other information that:

         (a) prior to receipt thereof from one party was in the possession of the other and at its free disposal;

         (b) is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the other under a confidentiality obligation;

         (c) is or becomes generally available to the public in printed publications in general circulation in Territory A through no act or default of the recipient party or its agents or employees; or

         (d) is legally required to be disclosed, provided that the recipient party notifies the disclosing party prior to making such disclosure and cooperates with the disclosing party to seek any legal protections that may be available with respect to such disclosure.

10.3 EMPLOYEES AND CONTRACTORS. Each party shall procure that all its employees, contractors, distributors and (in the case of IVAX) licensees (if any) who have access pursuant to this Agreement to any information of the other to which the obligations of Section 10.1 apply are subject to these obligations and shall further procure that so far as is reasonably practicable all of such contractors, distributors and licensees enter into written undertakings to this end.

10.4 PUBLIC ANNOUNCEMENTS. Neither party will make any public announcement or other public disclosure of the existence of this Agreement or its terms without the prior written consent of the other party, provided that, if either party is required to disclose the existence of this Agreement or its terms under applicable securities or other laws, the parties will co-operate with respect to the required disclosure to achieve a mutually acceptable statement or statements and to prepare appropriately redacted copies of documents for filing, if required. Any press release or other announcement issued by IVAX shall conform to the statement set out in Attachment 4.

10.5 LITIGATION. The parties agree not to introduce as evidence, or refer in any way to this Agreement, the Exhibits hereto, or any information concerning any of them, in any litigation involving the parties or their Affiliates, whether currently pending or hereafter instituted, except in any litigation claiming a breach of this Agreement. For purposes of any such litigation the parties hereby stipulate, for themselves and their Affiliates, that the existence of this Agreement and any related agreements or arrangements, and any terms or conditions thereof, is irrelevant and inadmissible for any purpose whatsoever. Each party consents to the other's use of a copy of this Section 10.5 for the sole purpose of preventing or opposing any act prohibited hereby.

10.6.    TAX WITHHOLDING.  All sums due under this Agreement:

         (a) are exclusive of any value added tax, which shall be payable in addition on the rendering by IVAX of any appropriate value added tax invoice;

         (b) shall be made by telegraphic transfer to the credit of IVAX's bank account to be designated in writing by IVAX; and

         (c) shall be made in full without deduction of taxes charges and other duties that may be imposed. The parties shall cooperate in all respects necessary to take advantage of such double taxation agreements as may be available. If any government entity asserts that withholding taxes should have been paid on payments made hereunder, or should be paid on payments to be made hereunder, IVAX shall be fully responsible for payment of such withholding taxes; BMS will not pay any such tax or assessment but will refer the claim directly to IVAX.

                                   ARTICLE XI
                                    INDEMNITY

11.1 INDEMNITY BY IVAX. IVAX will defend, indemnify and hold BMS and its Affiliates and their respective officers, directors and employees harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees and expenses) arising out of or resulting from any claim by a third party that the grant by IVAX of the rights granted to BMS under Articles III or IV or the obligations accepted by IVAX under Articles II and VII are in breach of any contract, understanding, or commitment between IVAX or its Affiliates and such third party. This provision and the provisions of
         Section 11.2 below shall not apply to any claim subject to the provisions of Article V (Patents and Copyright).

11.2 INDEMNITY PROCEDURE. In the case of any indemnity under Section 11.1. above, BMS will promptly notify IVAX of any such claim or proceeding and will permit IVAX, at its expense, to appoint counsel and control the defence of such claim or proceeding; provided, however, that BMS may in its discretion participate at its own expense in such defence; and provided further, that the IVAX will not settle any such claim or proceeding without the prior written consent of BMS, which consent will not be unreasonably withheld.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1     NOTICE.

         (a) All notices, requests, consents and other communications required or permitted under this Agreement will be in writing and will be (as elected by the person giving such notice) sent by facsimile (with confirmation received of the recipient's number) to the numbers set forth below or will be hand delivered by messenger or courier service, or mailed by registered or certified mail (postage prepaid), return receipt requested, or delivered by overnight delivery service, addressed to:

         If to IVAX:      IVAX Corporation
                          4400 Biscayne Blvd.
                          Miami, Florida 33137
                          Attention: President
                          Facsimile: (305) 575-6016

         with a copy to:  IVAX Corporation
                          4400 Biscayne Blvd.
                          Miami, Florida  33137
                          Attention: General Counsel
                          Facsimile: (305) 575-6049

         If to BMS:       Bristol-Myers Squibb Company
                          P.O. Box 4000
                          Route 206 and Province Line Road
                          Princeton, New Jersey 08543-4000
                          Attention:  Senior Vice President, Worldwide Medicines
                                        Group and Associate General Counsel
                          Facsimile:  609-252-6151

         (b) Each such notice will be deemed delivered (1) on the date delivered if by personal or overnight delivery, (2) on the date sent by telecopy if so sent, and (3) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         (c) By giving to the other parties at least fifteen (15) days written notice thereof, the parties and their respective successors and permitted assigns will have the right from time to time and at any time during the term of this Agreement to change their respective addresses.

12.2 FURTHER ASSURANCES. Each party agrees to execute and deliver any and all such other and additional instruments and documents and do any and all such other acts and things as may be necessary or expedient to effectuate more fully this Agreement and to carry out the business contemplated by this Agreement.

12.3 FORCE MAJEURE. The inability of any party to commence or complete its obligations hereunder by the dates herein required resulting from delays caused by strikes, insurrection, acts of God, war, acts of judicial bodies or other government entities, emergencies, shortages or unavailability of materials, or other similar causes beyond the party's reasonable control which will have been timely communicated to the other party, will extend the period for the performance of the obligations for the period equal to the period(s) of any such delays(s); provided that such party will continue to perform to the extent feasible in view of such force majeure; and provided further, that if such force majeure will continue for a period of six (6) months, either party will have the right to terminate this Agreement upon written notice to the other.

12.4 ASSIGNMENT; BINDING EFFECT. Either party may assign this Agreement without the other's consent to any of its Affiliates or delegate all or part of its obligations to an Affiliate; provided, however, that the assignee or delegate shall assume and be bound by the provisions of this Agreement, and its performance hereunder shall be guaranteed by the original party to this Agreement. Except as specifically permitted herein, neither party may assign its rights and/or obligations hereunder or any interest therein to any other party without the prior written consent of the other party; provided however that, for the avoidance of doubt, a change of control of either party will not be deemed an assignment and thus will not require the other party's consent save in respect of any change of control of IVAX where any acquiring party shall be a corporation having an interest in the field of oncology and being authorised to market and sell any pharmaceutical product containing a taxane as an active ingredient. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.5 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties hereto at any time. Any such waiver, extension or amendment will be evidenced by an instrument in writing executed by an officer authorised to execute waivers, extensions or amendments. No waiver by any party, whether express or implied, of its rights under any provision of this Agreement will constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party to take any action against any breach of this Agreement or default by another party will constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

12.6 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement will be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement will remain in full force and effect, and such invalid, void or unenforceable provision will be interpreted in a manner which accomplishes, to the extent possible, the original purpose of such provision. The foregoing is not intended to supersede any specific provision of this Agreement. is specifically agreed that BMS's decision to discontinue the development work shall not, in and of itself, affect the payments provided under Sections 8.2 and 8.3.which will continue until they have all been made, except as stated in Section 8.6(e).

12.7 SECTION HEADINGS. The section headings in this Agreement are for convenience of reference only and will not be deemed to affect the interpretation of any provision of this Agreement.

12.8 NO THIRD PARTY RIGHTS. The provisions of this Agreement are for the exclusive benefit of the parties to this Agreement, and no other Person (including without limitation any creditor of any party to this Agreement) will have any right or claim against any party to this Agreement by reason of those provisions or be entitled to enforce any of those provisions against any party to this Agreement.

12.9 RELATIONSHIP OF PARTIES. This Agreement will not constitute or be construed as creating a marketing partnership or distribution arrangement with respect to paclitaxel injection or any other form of partnership or joint venture between or among the parties, and no party will be liable for any debts or obligations of the other parties. No party will in any way be considered as being an agent or representative of the other parties in any dealings with any third party, and no party may act for, or bind, the other parties in any such dealings.

12.10 GOVERNING LAW. This Agreement has been entered into and will be construed and enforced in accordance with the laws of England without reference to the choice of law principles thereof.

12.11 JURISDICTION; VENUE. Any suit, action or proceeding against any party with respect to this Agreement or any judgement entered by any court in respect of this Agreement will be brought in the High Court of Justice in London, England, and the parties hereto accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. In addition, the parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgement entered by any court in respect hereof brought in London, England, and further irrevocably waive any claim that any suit, action or proceeding brought in London, England was brought in an inconvenient forum. The parties will jointly petition the court to maintain all records of any such proceeding under seal, including all pleadings, briefs, evidence, transcripts, and other documents pertaining to the proceeding, and not to make the same publicly available except as may be necessary to enter and enforce any judgement rendered in any such proceeding or to take an appeal therefrom, provided, however, that any appellate proceeding will also be kept under seal.

12.12    Arbitration.

         (a) In the event that either party gives written notice of its desire to arbitrate a dispute regarding a revised payment schedule under Section 8.6 (g), such dispute shall be settled by arbitration in London, England, in accordance with the then-existing international arbitration rules (the "Rules") of the American Arbitration Association ("AAA"), and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of England. In any arbitration pursuant to this provision, the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. The persons appointed as arbitrators will have at least five (5) years' experience in the field of pharmaceutical licensing and distribution, including senior negotiating responsibilities with major pharmaceutical companies, and will not have had any prior affiliation with either party, whether as employees, consultants, directors, legal counsel, or any similar relationship. In the event of failure of the two party-appointed arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. In determining the schedule of payments to be made for the remaining Services and rights granted under the Agreement, the arbitrators will be directed to consider all of the following:

                  (i) Contractual arrangements regarding similar pharmaceutical products entered into by others in similar circumstances and by the parties themselves; but as to existing agreements, taking account of improvements made and achievements recognised since their most recent product development agreements;

                  (ii) The uniqueness of the IVAX technology, including its patented inventions and its know-how, and the experience of its Affiliates in developing and manufacturing pulmonary drugs, including their knowledge of propellants, product formulations, regulatory requirements, and manufacturing methods;

                  (iii) The advantages of the IVAX inhalation device over conventional devices, such as its ease of use, convenience, dosing accuracy, reliability in delivering product directly to the lungs, and success in obtaining regulatory approvals;

                  (iv) The cost that BMS would incur to develop or contract for the development of its own inhalation device for use with the Active Ingredients, such as design, engineering, testing, procurement of manufacturing equipment, and hiring of personnel, as well as the loss of potential product sales during the time that would be required to develop the necessary capabilities and facilities; and

                  (v) the fact that one of the devices that may be used in the Products has received numerous awards for design and engineering excellence.

         (b) The arbitrators will be further instructed to select a value and to establish a payment schedule consisting of at least four (4) substantial milestone payments, reimbursement of costs and expenses, and ongoing royalties in an amount reflecting royalties paid by others in the industry for the use of proprietary technology, as well as amounts received by IVAX for similar arrangements, taking account of improvements made and achievements recognised since finalisation of its most recent product development agreements.

         (c) Any dispute arising under this Agreement except those covered by sub-paragraph 12.12 (a) will be resolved in a private judicial proceeding pursuant to Section 12.11.

12.13 EQUITABLE REMEDIES. Each of the parties acknowledges and agrees that, in the event of a breach or threatened breach of this Agreement by any party or the failure of a party to perform in accordance with the specific terms hereof, the other party hereto will be irreparably damaged and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any and all other rights which may be available, at law or in equity, the non-breaching party will be entitled to injunctive relief and/or specifically to enforce the terms and provisions hereof in any court of competent jurisdiction.

12.14 REMEDIES CUMULATIVE. The rights and remedies given in this Agreement to a non-defaulting party will be deemed cumulative, and the exercise of one of such remedies will not operate to bar the exercise of any other rights and remedies reserved to a non-defaulting party under the provisions of this Agreement or given to a non-defaulting party at law or in equity.

12.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their authorised representatives effective as of the date first above written.

IVAX CORPORATION                              BRISTOL-MYERS SQUIBB COMPANY

By:                                           By:
   -------------------------------               -------------------------------
Name:                                         Name:
     -----------------------------                 -----------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------


BAKER NORTON                                  NORTON HEALTHCARE LTD.
INTERNATIONAL, GmbH.

By:                                           By:
   -------------------------------               -------------------------------
Name:                                         Name:
     -----------------------------                 -----------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  ATTACHMENT 1



                               ACTIVE INGREDIENTS



                                       *


Second compound to be determined by BMS during the first eighteen (18) months of the Agreement.


----------------------
* Subject to verification at the time of negotiation of the initial Development Plan.

                                  ATTACHMENT 2

                                   DEFINITIONS

         "Active Ingredient" means either of the compounds identified on Attachment 1.

         "Affiliate" means any Person that controls, is controlled by or is under common control with BMS or IVAX, as the case may be. The term "control" means the ownership, directly or indirectly, or the power to direct the voting or disposition, of fifty percent (50%) or more of the voting stock or income interests of the subject Person, or such other arrangement as in fact constitutes actual control. For purposes solely of Section 8.6(a), an Affiliate shall also be deemed to include any third party acting by right of reference to or making use authorised by IVAX of any preclinical or clinical data of IVAX or any other IVAX Affiliate in obtaining a marketing authorisation referred to implicitly or explicitly therein.

         "Budget" means the costs agreed by the parties, which are reasonably anticipated to be incurred by IVAX on a quarterly basis for the development of the Product.

         "Development Plan" means a plan mutually devised and agreed by IVAX and BMS relating to the development of any Product, defining the responsibilities of each party for development and registration work and the time schedules for such work.

         "Device" means an inhalation device developed, modified or adapted for use in connection with an Active Ingredient under this Agreement, which may be covered under one or more of the Patent Rights.

         "Indicated Use" means (in relation to PAXENE) the treatment of patients with advanced AIDS related kaposi's sarcoma who have failed prior liposomal anthracycline therapy.

         "IVAX" means IVAX Corporation, a Florida corporation, or its Affiliate owning the rights or performing the services in question, which is NHL or BNI, as the case may be.

         "Know-How" means all confidential information of any type concerning the Device that is known to IVAX, or that may become known to IVAX during the term of this Agreement. Such information shall include, without limitation, information concerning manufacturing methods and skills, and physical data.

         "Patent Rights" means:

         (a) the patents and applications as briefly described in Attachment 3 hereto;

         (b) all patent applications that may hereafter be filed in Territory A by or on behalf of IVAX which either are based on or claim priority from any of the foregoing patents and applications or which are in respect of any improvements to the device claimed in the patents and patent applications set out in Attachment 3 hereto;
         (c) all patents which may be granted pursuant to any of the foregoing patent applications; and
         (d) all supplementary patent certificates granted in relation to the patents and patent applications referred to in sub-clauses
                  (a) through (c) above;

         "PAXENE" means any injectable paclitaxel product marketed under or by reference to the PAXENE Authorisation.

         "Person" means any natural person, corporation, unincorporated organisation, partnership, association, joint stock company, joint venture, limited liability company, trust or government, or any agency or political subdivision of any government, or any other entity.

         "Principal Territories" means the countries currently comprising the European Union (Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Spain, Sweden, Portugal, and the United Kingdom),the People's Republic of China, Canada, Mexico, South Africa, the United States, and any other significant pharmaceutical markets in Territory
A. A "Principal Territory" shall mean one of these Principal Territories.

         "Product" means a pharmaceutical product in finished dosage form including an Active Ingredient that is developed by means of the Services to be provided pursuant to this Agreement.

         "Regulatory Application" means a formal application submitted to the appropriate Regulatory Authority under applicable law seeking approval to market a Product within Territory A.

         "Regulatory Approval" means a communication in writing from the appropriate Regulatory Authority permitting the marketing of a Product within Territory A.

         "Regulatory Authority" means a governmental regulatory authority which has authority over the clinical testing, manufacturing, marketing, or sale of pharmaceutical products in any jurisdiction covered by this Agreement.

         "Technical Information" means Know-How, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, experimental methods or results, and other information relating to the development, formulation, registration or manufacture of the Product or relating to the Active Ingredient.

         "Term" means the period during which this Agreement is in effect.

         "Territory A" means the world.

         "Territory B" means all countries of the European Union, together with Iceland, Liechtenstein, Monaco, and Switzerland.

                                  ATTACHMENT 3

                                  PATENT RIGHTS



                                  See attached.

                                 BAI PATENT LIST
                         [MEDICAMENT DISPENSING DEVICE]
                           STATUS AS OF JULY 12, 1999

         AP       AFRICAN REGIONAL PROPERTY ORGANIZATION
                  APPLICATION NO.:  AP/P/92/00390
                  FILED:  15 MAY 1992
                  PATENT NO.:  AP320
                  STATUS:  GRANTED

         AR       ARGENTINA
                  APPLICATION NO.:  322442
                  FILED 1 JUNE 1992
                  PATENT NO.:  246183
                  STATUS:  GRANTED

         AU       AUSTRALIA
                  APPLICATION NO.:  90340/91
                  FILED 29 NOVEMBER 1991
                  PATENT NO.:  644925
                  STATUS:  GRANTED

         BG       BULGARIA
                  APPLICATION NO.:  96390
                  FILED 28 MAY 1992
                  PATENT NO.:  61027
                  STATUS:  GRANTED

         BR       BRAZIL
                  APPLICATION NO.:  PI 9202048
                  FILED:  29 MAY 1992
                  PATENT NO.:
                  STATUS:  GRANTED-AWAITING LETTERS PATENT AND PATENT NUMBER

         CA       CANADA
                  APPLICATION NO.:  2091367
                  FILED:  29 NOVEMBER 1991
                  PATENT NO.:  2091367
                  STATUS:  GRANTED

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         *
         *
         *
         *
         *
         *
         *
         *
         *

         EP       EUROPE
                  APPLICATION NO.:  929003212.8
                  FILED:  29 NOVEMBER 1991
                  PATENT NO.:  559736
                  STATUS:  GRANTED.
                  EPC NATIONAL FILINGS IN:
                           AT       AUSTRIA
                           BG       BELGIUM
                           CH       SWITZERLAND
                           DE       GERMANY
                           DK       DENMARK
                           ES       SPAIN
                           FR       FRANCE
                           GB       GREAT BRITAIN
                           GR       GREECE
                           IT       ITALY
                           LI       LIECHTENSTEIN
                           LU       LUXEMBOURG
                           NL       THE NETHERLANDS
                           SE       SWEDEN

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                  REGISTERED IN:

                           BERMUDA
                           (REGISTERED AS NO. 135)
                           BAHRAIN
                           (REGISTERED AS NO. 1100)
                           BOTSWANA
                           (REGISTERED AS  NO. EP 559736)
                           CYPRUS
                           (REGISTERED AS NO. 1904)
                           HONG KONG
                           (REGISTERED AS 1140/96)
                           JERSEY
                           (REGISTERED AS NO. 577)

         *
         *
         *
         *
         *

         HU       HUNGARY
                  APPLICATION NO.:  9201803
                  FILED:  29 MAY 1992
                  PATENT NO.:  213685
                  STATUS:  GRANTED

         ID       INDONESIA
                  APPLICATION NO.:  P-001042
                  FILED:  30 NOVEMBER 1991
                  PATENT NO.:  ID 300297
                  STATUS:  GRANTED

         IE       IRELAND
                  APPLICATION NO.:  4063/91
                  FILED:  22 NOVEMBER 1991
                  PATENT NO.:  73212
                  STATUS:  GRANTED

         IL       ISRAEL
                  APPLICATION NO.:  100342
                  FILED:  11 DECEMBER 1991
                  PATENT NO.:  100342
                  STATUS:  GRANTED

         IN       INDIA
                  APPLICATION NO.:  325/CAL/92
                  FILED:  13 MAY 1992
                  PATENT NO.:  177774
                  STATUS:  GRANTED

         JP       JAPAN
                  APPLICATION NO.:  4/501197
                  FILED:  29 NOVEMBER 1991
                  PATENT NO.:  2535297
                  STATUS:  GRANTED

         KR       SOUTH KOREA
                  APPLICATION NO.:  92-9443
                  FILED:  92-9443
                  PATENT NO.:  130915
                  STATUS:  GRANTED

         LK       SRI LANKA
                  APPLICATION NO.:  10385
                  FILED:  29 MAY 1992
                  PATENT NO.:  10385
                  STATUS:  GRANTED

         MX       MEXICO
                  APPLICATION NO.:  92/02525
                  FILED:  28 MAY 1992
                  PATENT NO.:  178369
                  STATUS:  GRANTED

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         MY       MALAYSIA
                  APPLICATION NO.:  PI 9200827
                  FILED:  15 MAY 1992
                  PATENT NO.:  110200-A
                  STATUS:  GRANTED

         NG       NIGERIA
                  APPLICATION NO.:  115/92
                  FILED:  21 MAY 1992
                  PATENT NO.:  12159
                  STATUS:  GRANTED

         NO       NORWAY
                  APPLICATION NO.:  930484
                  FILED:  29 NOVEMBER 1991
                  PATENT NO.:  304461
                  STATUS:  GRANTED

         NZ       NEW ZEALAND
                  APPLICATION NO.:  240742
                  FILED:  26 NOVEMBER 1991
                  PATENT NO.:  240742
                  STATUS:  GRANTED

         OA       AFRICAN INTELLECTUAL PROPERTY ORGANIZATION
                  APPLICATION NO.:  60219
                  FILED:  27 MAY 1992
                  PATENT NO.:  10046
                  STATUS:  GRANTED

         *
         *
         *
         *
         *

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         PK       NORTH KOREA
                  APPLICATION NO.:  250/92
                  FILED:  24 MAY 1992
                  PATENT NO.:  133218
                  STATUS:  GRANTED

         PL       POLAND
                  APPLICATION NO.:  P294799
                  FILED:  4 JUNE 1992
                  PATENT NO.:  169729
                  STATUS:    GRANTED

         PT       PORTUGAL
                  APPLICATION NO.:  99710
                  FILED:  6 DECEMBER 1991
                  PATENT NO.:
                  STATUS:  GRANTED/AWAITING LETTERS PATENT AND PATENT NUMBER

         RO       ROMANIA
                  APPLICATION NO.:  92 200744
                  FILED:  29 MAY 1992
                  PATENT NO.:  108415
                  STATUS:  GRANTED

         RU       RUSSIA
                  APPLICATION NO.:  5052149.14
                  FILED:  29 MAY 1992
                  PATENT NO.:  2088264
                  STATUS:  GRANTED

         *
         *
         *
         *
         *

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         *
         *
         *
         *
         *

         *
         *
         *
         *
         *

         TR       TURKEY
                  APPLICATION NO.:  431/92
                  FILED:  29 MAY 1992
                  PATENT NO.:  26977

         TW       TAIWAN
                  APPLICATION NO.:  80109372
                  FILED:  30 MAY 1991
                  PATENT NO.:  62015
                  STATUS:  GRANTED

         VE       VENEZUELA
                  APPLICATION NO.:  92/00752
                  FILED:  26 MAY 1992
                                                            Patent No.: I-752-92
                  STATUS: GRANTED/AWAITING LETTERS PATENT

         *
         *
         *
         *
         *

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         US       UNITED STATES
                                                        APPLICATION NO.: 039,302
                  FILED:  29 NOVEMBER 1991
                  PATENT NO.:  5,447,150
                  STATUS:  ISSUED

         *
         *
         *
         *
         *

         ZA       SOUTH AFRICA
                  APPLICATION NO.:  919521
                  FILED:  3 DECEMBER 1991
                  PATENT NO.:  919521
                  STATUS:  GRANTED

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                               STATUS AT 4/10/99

                            NORTON HEALTHCARE LIMITED
                         PATENTS/APPLICATIONS - INHALERS
                          MULTIDOSE DRY POWDER INHALER

P69654 Page 9
------


COUNTRY     APPLN DATE     APPLN NO.         PATENT NO     PROGRESS STATUS
-------     ----------     ---------         ---------     ---------------

       *
AD          2 JUNE 92      AP/P/92/00394     AP 272        GRANTED
AR          9 JUNE 92      322489            246873        GRANTED
AU          29 NOV 93      99326/91          647851        GRANTED
BG          12 JUN 92      96457             61218         GRANTED
BR          15 JUN 92      PI 9202223                      GRANTED
CA          29 NOV 91      2091366           2091366       GRANTED
       *
CO          12 JUNE 92     361.045           24.961        GRANTED
CZ          3 JUNE 92      PV 1678-92(CS)    281662        GRANTED
EP#         29 NOV 91      91920759.7        0561830       GRANTED
       *
HU          11 JUNE 92     9201956           216770        GRANTED - Await Letters Patent
ID          14 DEC 91      P-001152          ID 000312     GRANTED
IE          6 DEC 91       4240/91           76470         GRANTED
IL          11 DEC 91      100341            100341        GRANTED
IN          21 MAY 92      346/CAL/92        190711        GRANTED
       *
JP          29 NOV 91      4/500057          2535296       GRANTED
KR          15 JUNE 92     92-10412          128232        GRANTED
LK          15 JUNE 92     10393             10393         GRANTED
       *
       *
NG          8 JUNE 92      134/92            11327         GRANTED
NO          29 NOV 91      P930382           305785        GRANTED
NZ          2 DEC 91       240833            240833        GRANTED
OA          3 JUNE 92      60224             10031         GRANTED


* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                               STATUS AT 4/10/99

                            NORTON HEALTHCARE LIMITED
                         PATENTS/APPLICATIONS - INHALERS

                          MULTIDOSE DRY POWDER INHALER

P69654 Page 10
------


COUNTRY     APPLN DATE     APPLN NO.         PATENT NO     PROGRESS STATUS
-------     ----------     ---------         ---------     ---------------
 *
PK          3 JUNE 92      264/92            133022        GRANTED
PL          12 JUNE 92     P294877           169814        GRANTED
FT          13 DEC 91      99805             99805         GRANTED - Await Letters Patent
RO          12 JUNE 92     92-200787         111825        GRANTED
RU          11 JUNE 92     5052303.14        2077893       GRANTED
 *
 *
SK          3 JUNE 92      PV 1678-92(SK)    278819        GRANTED

TR          15 JUNE 92     523/92            25963         GRANTED
TW          9 DEC 91       80109644          62016         GRANTED
US          29 NOV 91      039301            5503144       GRANTED
VE          12 JUNE 92     815/92            I-815-92      GRANTED - Await Letters Patent
 *
 *
ZA          27 NOV 91      919363            919363        GRANTED


The European Patent has been registered in:

Hong Kong         (Registered as No. 483/97)
Jersey            (Registered as No. 589)
Cyprus            (Registered as No. 1999)
#  Designated AT/BE/CH/LI/DE/DK/ES/FR/GB/GR/IT/LU/NL/SE

                                  ATTACHMENT 4

            IVAX SIGNS PRODUCT COLLABORATION AND DEVELOPMENT SERVICES
                      AGREEMENT WITH BRISTOL-MYERS SQUIBB

         MIAMI - November 19, 1999 -- IVAX Corporation (AMEX:IVX) today announced it has entered into a product collaboration and development services agreement with Bristol-Myers Squibb Company (BMS) in the areas of inhalation technology and oncology.

         IVAX subsidiaries and BMS will collaborate to develop one or more of Bristol-Myers Squibb's proprietary molecules for use with IVAX's patented inhalation devices, primarily for the treatment of asthma. Bristol-Myers Squibb will retain worldwide rights to market respiratory products containing its compounds. BMS will purchase the devices that IVAX will manufacture from IVAX on terms to be agreed upon.

         In the field of oncology, Bristol-Myers Squibb, which markets paclitaxel for injection under the brand name Taxol(R) for the treatment of various forms of cancer, has been granted an option to license IVAX's patented system for the oral administration of paclitaxel on terms to be agreed upon. Additionally, each party has agreed to respect the other's lawful data protection rights in its marketing of paclitaxel in the European Union, where IVAX recently received approval of its proprietary Paxene(R) (paclitaxel injection) product to treat AIDS-related Kaposi's sarcoma.

         The initial term of the agreement is three years. The agreement may be terminated under certain specified circumstances. Subject to the possible events of termination, the payments to be received during the term of the agreement could be significant to IVAX.

         Dr. Phillip Frost, chairman and chief executive officer of IVAX Corporation, commented, "This collaboration agreement with Bristol-Myers Squibb utilizes the combination of our innovative, award-winning, patented inhalation devices and Bristol-Myers Squibb's next-generation asthma molecules to create respiratory products of major commercial significance. Further, the possibility of a collaboration with Bristol-Myers Squibb in developing and commercializing our oral system for administering paclitaxel, the most important oncology drug in the world, is another significant step in the advancement of IVAX's oncology program."

         IVAX Corporation, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the research, development, manufacture, and marketing of branded and generic pharmaceuticals and veterinary and diagnostic products in the U.S. and international markets.

         Except for the historical matters contained herein, statements in this press release, including those relating to the development and commercialization of pharmaceutical products and the receipt by IVAX of future payments from Bristol-Myers Squibb, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect IVAX's business and prospects, including the risk that the collaborative agreement with Bristol-Myers Squibb may not result in successful development or commercialization of respiratory, oncology, or other products, the risk that the agreement may terminate before IVAX has received any significant amount of payments, and certain other risks and uncertainties based on economic, competitive, governmental, technological and other factors discussed in the Company's filings with the Securities and Exchange Commission.

CONTACT:

Sara L. Wilkins
Director, Investor Relations and Corporate Communications
IVAX Corporation
305-575-6043
sara_wilkins@ivax.com
www.ivax.com

                                  ATTACHMENT 5

                            LICENSE OPTION AGREEMENT

         This Agreement is entered into effective November 18, 1999, 1999 (the "Effective Date") by and between Baker Norton International GmbH, a Swiss corporation having an office at Zurich Switzerland ("BNI"), and Bristol-Myers Squibb Company, a Delaware corporation having an office at Rte. 206 and Province Line Road, Princeton, NJ 08543-4000 ("BMS").

                                    RECITALS

         WHEREAS, BNI owns proprietary technology (the "BNI Technology") pertaining to an system of making paclitaxel available by oral administration (the "Oral Product"), for which it has filed patent applications and obtained patents throughout the world; and

         WHEREAS, BNI is an indirect wholly-owned subsidiary of IVAX Corporation, which has provided to BMS certain confidential and proprietary data of BNI regarding the Oral Product; and

         WHEREAS, BMS desires to further review BNI's confidential material and to negotiate with BNI on an exclusive basis for a license under the BNI Technology to manufacture and market the Oral Product, it being understood that obtaining rights to the Oral Product would be a beneficial line extension for BMS and that BMS would obtain an advantage over other prospective licensees by the exclusive negotiation period granted hereunder;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. BNI hereby grants to BMS the exclusive right to negotiate for a license under the BNI Technology in the European Union (the "Territory").

         2. TERM. The exclusive negotiation period granted to BMS hereunder shall begin on the Effective Date and shall expire six (6) months thereafter, on March 31, 2000 (the "Term"). During the Term, BNI will not negotiate with any person other than BMS regarding the licensing of rights to the Oral Product in the Territory.

         3. CONFIDENTIALITY. All documentation provided by either party to the other hereunder will be subject to the confidential disclosure agreement entered into between BMS and IVAX Corporation on January 23, 1997, as amended on August 24, 1999.

         4. NO GRANT OF LICENSE. No license or warranty is granted, conveyed or implied with respect to the BNI Technology, and neither BNI nor any of its Affiliates shall have any liability to BMS or any of its Affiliates resulting from the licensing negotiations or the use of BNI's confidential information by BMS or its Affiliates. Nothing in this Agreement shall be construed to create, constitute, give effect to or otherwise imply a joint venture, partnership, agency or employment relationship of any kind between the Parties.

         5. TERMINATION. This Agreement may not be amended or terminated except by the parties' mutual written consent.

         6. EFFECT OF TERMINATION. Upon the termination or expiration hereof, if no license agreement is entered into, BMS will return to BNI all documents, samples and other materials that it has received from BNI and its Affiliates pertaining to the Oral Product, or developed by use of materials received from BNI, retaining no copies thereof.

         7. GOVERNING LAW. This Agreement and the performance of the parties' obligations hereunder, shall be governed by the law of the State of New York applicable to commercial transactions, notwithstanding the choice of law principles of New York or any other jurisdiction.

         8. JURISDICTION. The exclusive jurisdiction for the adjudication of any legal claim that may arise under, out of, in connection with, or relating to this Agreement or any breach hereof, shall be the proper Florida state court based on the amount in controversy, and venue shall be in Dade County. BMS hereby submits to the jurisdiction of such courts and agrees to accept service of process by mail to its address set forth in Section 10.1 or by any other manner of service legally permitted by such court for actions arising out of contracts entered into in the State of Florida. BMS hereby waives any objection that it might otherwise have to jurisdiction in such forum, including, but not limited to, objections based on lack of jurisdiction, inconvenient forum, and the like.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date stated in the opening paragraph hereof.

BAKER NORTON INTERNATIONAL GMBH          BRISTOL-MYERS SQUIBB COMPANY


By:                                      By:
   -------------------------------          -------------------------------
Name:                                    Name:
     -----------------------------            -----------------------------
Title:                                   Title:
      ----------------------------             ----------------------------

* Portions of this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.
* Portions of the Attachments to this document have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                            PRODUCT COLLABORATION AND
                         DEVELOPMENT SERVICES AGREEMENT

                                      INDEX
                                      -----
ARTICLE                                                                   PAGE
-------                                                                   ----

I.     Definitions                                                          3
II.    Product Development                                                  3
III.   Additional Agreements                                                5
IV.    Regulatory Matters                                                   6
V.     Patents and Copyright                                                7
VI.    Option for Licence to Oral Delivery System                           9
VII.   Undertakings Regarding Paclitaxel                                   10
VIII.  Term, Termination and Payments                                      11
IX.    Representations and Warranties                                      16
X.     Confidentiality                                                     17
XI.    Indemnity                                                           18
XII.   Miscellaneous                                                       19

ATTACHMENTS
-----------

1.     Active Ingredients
2.     Definitions
3.     Patent Rights
4.     Press Statement
5.     Licence Option Agreement